Exhibit 13

Criminal Certifications (s906)

Pursuant to 18 U.S.C. § 1350, I, David Raymond Morgan, certify that the annual report for the year ended 30 September 2002 on Form 20-F of Westpac Banking Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 30 October 2003

/s/ DAVID MORGAN

Managing Director and Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, I, Philip Wayne Chronican, certify that the annual report for the year ended 30 September 2002 on Form 20-F of Westpac Banking Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 30 October 2003

/s/ PHILIP CHRONICAN

Chief Financial Officer